                                                                   EXHIBIT 23.2
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                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Selected Financial Information" and the caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-4 and the related Joint Proxy Statement/Prospectus of California Jockey Club, Bay Meadows Operating Company and Patriot American Hospitality, Inc. of our report dated March 5, 1997 with respect to the Financial Statements of NorthCoast Hotels, L.L.C. included in Patriot American Hospitality, Inc.'s 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Seattle, Washington
May 27, 1997